                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LCC INTERNATIONAL, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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

                            LCC INTERNATIONAL, INC.
                            7925 JONES BRANCH DRIVE
                                MCLEAN, VA 22102

                                                                  April 30, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of LCC International, Inc., to be held on Tuesday, May 20, 1997 at 10:00 a.m. (eastern daylight time) at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of the Board of Directors; (ii) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors; and (iii) any other business as may properly come before the meeting or any adjournments thereof. The official Notice of Meeting, proxy statement and form of proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 1997 Annual Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

                                          Sincerely,

                                          PIYUSH SODHA
                                          President and Chief Executive Officer

                            LCC INTERNATIONAL, INC.
                            7925 JONES BRANCH DRIVE
                             MCLEAN, VIRGINIA 22102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1997

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of LCC International, Inc. (the "Company") will be held on Tuesday, May 20, 1997 at 10:00 a.m. (eastern daylight time) at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182, to consider and act upon the following proposals:

          1. To elect the Board of Directors, which consists of five members;

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 7, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A Common Stock and Class B Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of the Company's stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at the Company's offices.

                                          By Order of the Board of Directors

                                          PIYUSH SODHA
                                          President and Chief Executive Officer

Arlington, Virginia
April 30, 1997

                            LCC INTERNATIONAL, INC.
                            7925 JONES BRANCH DRIVE
                             MCLEAN, VIRGINIA 22102

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1997

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of Revocable Proxy are being furnished, on or about April 30, 1997, to the stockholders of LCC International, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 20, 1997 at 10:00 a.m. (eastern daylight time) at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182, and any adjournment thereof.

     The purpose of the Annual Meeting is (i) to elect the Board of Directors, which consists of five members; (ii) to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: (i) FOR THE ELECTION OF FIVE DIRECTORS TO THE BOARD OF DIRECTORS; AND (ii) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at its Annual Meeting.

     The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. The Company has retained D.F. King & Co., Inc. to solicit proxies on its behalf for a fee of approximately $3,500. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

     The securities which can be voted at the Annual Meeting consist of shares of Class A Common Stock, par value $.01 per share, ("Class A Common Stock") and Class B Common Stock, par value $.01 per share, ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") of the Company. Each outstanding share of Class A Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. Each outstanding share of Class B Common Stock entitles its owner to ten votes on each matter as to which a vote is taken at the Annual Meeting. The close of business on April 7, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to vote at the Annual Meeting. The number of shares of Class A Common Stock and Class B Common Stock outstanding and entitled to vote on the Record Date was 6,082,405 and 8,460,984, respectively. The presence, in person or by proxy, of shares of Common Stock issued and outstanding and constituting at least a majority of the votes entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the Company's Secretary and Corporate Controller, who have been appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Under Delaware corporate law and the Company's Amended and Restated Bylaws (the "Bylaws"), directors are elected by a plurality of votes cast by the shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or the Company's Restated Certificate of Incorporation or Bylaws, any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not included as votes cast and accordingly will be excluded from the total number of votes upon which a majority is based. Thus, votes to abstain and broker non-votes will have no effect on the vote tabulation for such proposals.

     The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                            ------------------------

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                            ------------------------

              CERTAIN BACKGROUND INFORMATION REGARDING THE COMPANY

     The Company's business commenced in 1983 in a corporation named LCC Incorporated (presently named Cherrywood Holdings, Inc. ("Cherrywood")), a Kansas corporation organized in 1983 and wholly owned by Dr. Rajendra and Neera Singh and certain Singh family trusts. In 1994 Cherrywood transferred the business to Telcom Ventures, L.L.C. ("Telcom Ventures"), a Delaware limited liability company, for a 75% interest in Telcom Ventures. At the same time, certain entities formed by The Carlyle Group, a Washington, D.C.-based investment group (the "Carlyle Investors"), acquired a 25% interest in Telcom Ventures in consideration of a cash contribution. Telcom Ventures then formed LCC, L.L.C. (the "Limited Liability Company"), a Delaware limited liability company, and transferred the business to the Limited Liability Company in exchange for a 99% interest in the Limited Liability Company. Cherrywood and TC Group, L.L.C., an affiliate of the Carlyle Investors ("TC Group"), received direct interests of 0.75% and 0.25%, respectively, in the Limited Liability Company. LCC International, Inc. was formed in June 1996 for the purpose of effecting an initial public offering of equity interests in the Limited Liability Company which was accomplished by the merger of the Limited Liability Company with and into LCC International, Inc. (the "Merger") in connection with the initial public offering of LCC International, Inc.'s Class A Common Stock (the "Offering"). Prior to the Merger, Telcom Ventures transferred its interest in the Limited Liability Company to RF Investors, L.L.C. ("RF Investors"), a Delaware limited liability company of which Telcom Ventures owns 99% and Cherrywood and TC Group own .75% and .25%, respectively. Since the Offering, Cherrywood and TC Group have transferred to RF Investors the shares of the Company which they received as a result of the Merger.

     Unless the context indicates or requires otherwise, references in this Proxy Statement to the "Company" are to its predecessor entities prior to the Merger and to LCC International, Inc. after the Merger.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 22, 1997 by (i) each director (and director nominee), (ii) the Chief Executive Officer and each of the other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1996 (the "Named Executive Officers"), (iii) all persons known to the Company to be beneficial owners of more than 5% of its outstanding Class A or Class B Common Stock and (iv) all directors and executive officers as a group. This information is based upon the most recent filing made by such persons with the Securities and Exchange Commission (the "Commission") or information provided to the Company by such persons. Under the rules of the Commission, a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

                                                               NUMBER OF SHARES
                                                       --------------------------------      PERCENT OF
                                                         NUMBER OF         NUMBER OF        COMMON STOCK
             NAME, ADDRESS AND TITLE(1)                CLASS A SHARES    CLASS B SHARES    OUTSTANDING(15)
----------------------------------------------------   --------------    --------------    ---------------
RF Investors, L.L.C.(2)(3)..........................         28,411         8,460,984           58.4%
     c/o Telcom Ventures, L.L.C.
     211 North Union Street
     Alexandria, Virginia 22314

Telcom Ventures, L.L.C.(2)(3)(4)....................         28,411         8,460,984           58.4%
     211 North Union Street
     Alexandria, Virginia 22314

Cherrywood Holdings, Inc.(2)(3)(4)..................         28,411         8,460,984           58.4%
     c/o Telcom Ventures, L.L.C.
     211 North Union Street
     Alexandria, Virginia 22314

MCI Telecommunications Corporation(5)(6)............      2,841,099                --           16.4%
     1801 Pennsylvania Ave., N.W.
     Washington, DC 20006

Standish, Ayer & Wood, Inc.(7)......................        328,100                --            2.3%
     One Financial Center
     Boston, MA 02111

Rajendra Singh, Chairperson of the Board of                  68,411         8,575,984           59.0%
  Directors(2)(3)(4)(8).............................
     c/o Telcom Ventures, L.L.C.
     211 North Union Street
     Alexandria, Virginia 22314

Neera Singh, Director(2)(3)(4)(8)...................         68,411         8,575,984           59.0%
     c/o Telcom Ventures, L.L.C.
     211 North Union Street
     Alexandria, Virginia 22314

Mark D. Ein, Director(9)............................         11,000                --               *
     c/o The Carlyle Group
     1001 Pennsylvania Ave., NW
     Washington, DC 20004

                                                               NUMBER OF SHARES
                                                       --------------------------------      PERCENT OF
                                                         NUMBER OF         NUMBER OF        COMMON STOCK
             NAME, ADDRESS AND TITLE(1)                CLASS A SHARES    CLASS B SHARES    OUTSTANDING(15)
----------------------------------------------------   --------------    --------------    ---------------
Arno A. Penzias, Director...........................             --                --              --
     c/o Lucent Technologies/Bell Labs
     700 Mountain Ave.
     Murray Hill, NJ 07974-0636

Piyush Sodha, Director, President and Chief                 322,990                --            2.1%
  Executive Officer(10).............................
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102

Richard Hozik, Senior Vice President, Chief                  18,600                --            0.1%
  Financial Officer and Treasurer(11)...............
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102

Donald R. Rose, Senior Vice President,                      605,724                --            4.0%
  Software(11)......................................
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102

Gerard L. Vincent, Senior Vice President,                    15,900                --            0.1%
  Engineering(12)...................................
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102

Frank F. Navarette, Vice President, Sales and                16,100                --            0.1%
  Marketing(13).....................................
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102

All Directors, and Executive Officers as a Group (12      1,144,775         8,575,984           61.9%
  persons)(14)......................................

---------------
  *   Less than 0.1%.

 (1) Unless otherwise noted, the Company believes that each of the stockholders has sole voting and dispositive power with respect to the shares of Common Stock owned by it, him or her.

 (2) Includes the 85,233 shares of Class B Common Stock received by Cherrywood and the 28,411 shares of Class A Common Stock received by TC Group as a result of the Merger. These shares were transferred to RF Investors in April 1997. Cherrywood and TC Group hold .75% and .25%, respectively, of the outstanding equity interests of RF Investors.

 (3) Represents all outstanding shares of the Class B Common Stock.

 (4) Telcom Ventures is owned 75% by Cherrywood and 25% by certain entities formed by the Carlyle Investors. Cherrywood is owned by Dr. Rajendra Singh, Neera Singh and certain Single family trusts. Dr. Rajendra Singh and Neera Singh are the sole directors and executive officers of Cherrywood.

 (5) Consists entirely of shares which may be acquired within 60 days upon exchange of the Company's outstanding indebtedness to MCI
     Telecommunications ("MCI"). See "Certain Relationships and Related Transactions -- The Exchangeable Notes."

 (6) Represents 31.9% of the outstanding shares of the Class A Common stock exclusive of shares purchased by employees of the Company on or about March 31, 1997 pursuant to the Company's Stock Purchase Plan, estimated to be approximately 16,500 shares.

 (7) Represents 5.4% of the outstanding shares of the Class A Common stock exclusive of shares purchased by employees of the Company on or about March 31, 1997 pursuant to the Company's Stock Purchase Plan, estimated to be approximately 16,500 shares.

 (8) Includes 115,000 shares which may be acquired within 60 days pursuant to options granted, or to be granted, to Dr. Rajendra Singh and Neera Singh pursuant to the Company's directors' stock option plan.

 (9) Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company's directors' stock option plan. Mr. Ein is a Principal of The Carlyle Group, an affiliate of the Carlyle Investors. Mr. Ein disclaims beneficial ownership of the shares of Common Stock owned indirectly by the Carlyle Investors through their 25% ownership of Telcom Ventures and any shares of stock issuable upon the exercise of stock options granted to TC Group in connection with the Offering.

(10) Includes 319,790 shares which may be acquired within 60 days pursuant to stock options granted under the Company's employee stock option plan.

(11) Consists entirely of shares which may be acquired within 60 days pursuant to stock options granted under the Company's employee stock option plan.

(12) Includes 15,500 shares which may be acquired within 60 days pursuant to stock options granted under the Company's employee stock option plan.

(13) Includes 15,500 shares which may be acquired within 60 days pursuant to stock options granted under the Company's employee stock option plan, and 200 shares held by this executive's son.

(14) Includes the shares held by RF Investors and shares which may be acquired within 60 days pursuant to options granted pursuant to the Company's employee and directors' stock option plans.

(15) For purposes of this calculation, the shares of the Class A Common Stock purchased by employees of the Company on or about March 31, 1997 pursuant to the Company's Employee Stock Purchase Plan, estimated to be approximately 16,500 shares, are not included.

                             MATTERS TO BE ACTED ON

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board of Directors consists of five members. At the Annual Meeting, five directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified or until such director's earlier death, resignation or removal.

     Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote for the election as directors the persons named below as nominees. Directors will be elected by a plurality vote.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR
                                   DIRECTORS.

INFORMATION AS TO NOMINEES

     Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the Annual Meeting.

                    NAME                   AGE                        POSITION
    ------------------------------------   ---    ------------------------------------------------
    Dr. Rajendra Singh..................   42     Chairperson of the Board of Directors
    Neera Singh.........................   38     Director
    Piyush Sodha........................   38     President, Chief Executive Officer and Director
    Mark D. Ein.........................   32     Director
    Arno A. Penzias.....................   64     Director

     Dr. Rajendra Singh. Dr. Rajendra Singh is the Chairperson of the Board of the Directors and member of the Compensation Committee and co-founder of the Company. Dr. Singh was President of the Company from its formation in 1983 until September 1994, and was Chief Executive Officer from January 1994 until January 1995, and Treasurer from January 1994 until January 1996. Dr. Singh is also Chairman of the Members Committee of Telcom Ventures L.L.C. and of RF Investors, L.L.C. Dr. Singh is married to Neera Singh, a Director and, until September 1996, an executive officer, of the Company. Dr. Singh is also a principal owner of Cherrywood Holdings, Inc.

     Neera Singh. Neera Singh is a co-founder of the Company and has been a Director of the Company since its inception. Ms. Singh has served as Vice President of the Company from its formation in 1983 to October 1991 and Executive Vice President from January 1994 until September 1996. Ms. Singh also has served as Co-Chairperson of the Company from January 1995 until September 1996. Ms. Singh is a member of the Audit Committee. Ms. Singh is a member of the Members Committee of Telcom Ventures, L.L.C. and RF Investors, L.L.C. Ms. Singh is married to Dr. Rajendra Singh, a Director and former executive officer of the Company. Ms. Singh is also a principal owner of Cherrywood Holdings, Inc.

     Piyush Sodha. Piyush Sodha has been Chief Executive Officer of the Company since January 1995 and has been President of the Company since September 1994. From October 1990 through September 1994 he was Chief Operating Officer of the Company. Mr. Sodha has been a Director since January 1994. Prior to joining the Company, Mr. Sodha was Director, Product Line Management in the cellular systems division of Northern Telecom Ltd. from 1987 to 1990. From 1985 to 1987 he was a consultant in the telecommunications practice at Booz-Allen & Hamilton Inc., and prior thereto he was Senior Associate Engineer at International Business Machines Corporation.

     Mark D. Ein. Mark D. Ein has served as a Director of the Company since January 1994. He is a member of the Audit and Compensation Committees and the Chairperson of the Audit Committee. Mr. Ein is a Principal of The Carlyle Group, a private investment firm and an affiliate of the Carlyle Investors. Mr. Ein is currently a director of Telcom Ventures, L.L.C., RF Investors, L.L.C., American Tower Corporation, Inc.

and various private companies. Mr. Ein worked for Brentwood Associates, a private equity investment firm, from 1989 to 1990, and for Goldman, Sachs & Co. from 1986 to 1989.

     Arno A. Penzias. Arno A. Penzias has been a Director of the Company since July 1996. He is a member of the Audit and Compensation Committees and the Chairperson of the Compensation Committee. Dr. Penzias currently is Vice President and Chief Scientist of Lucent Technologies, Bell Labs Innovations. From 1995 until 1996, Dr. Penzias was Vice President and Chief Scientist of AT&T Bell Laboratories. From 1981 through 1995, he was Vice President, Research of AT&T Bell Laboratories. As a scientist, Dr. Penzias is best known for his contributions to astrophysics, which earned him the Nobel Prize for Physics in 1978. Dr. Penzias also is currently a member of the Boards of Directors of WarpSpeed Communications, Inc., a communications service company, and Arthur D. Little, Inc., a consulting company.

CORPORATE GOVERNANCE AND OTHER MATTERS

     The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's Bylaws also permit stockholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of the Company and include certain information specified in
Section 3.4 of the Company's Bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. The Bylaws also permit stockholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to timely notice in writing to the Secretary of the Company. To be timely for the Annual Meeting, notice must have been delivered to, or mailed to and received at, the principal executive offices of the Company no later than February 20, 1997. No such nominations or proposals have been received in connection with the Annual Meeting.

     The Board of Directors has established an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee"). The Audit Committee is comprised of Messrs. Ein and Penzias and Ms. Singh; Mr. Ein is Chairperson of the Committee. The Audit Committee examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and internal audits and the independent auditors' letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Audit Committee did not meet during the year ended December 31, 1996 but did meet in January and April 1997.

     The Compensation Committee is comprised of Messrs. Ein, Penzias and Singh; Mr. Penzias is Chairperson of the Committee. The Compensation Committee considers and makes recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, considers and makes recommendations to the Board of Directors with respect to general compensation matters and policies and employee benefit and incentive plans and administers the Company's stock option plans and ERISA plans, grants stock options under such stock option plans and exercises all other authority granted to it to administer such stock option and ERISA plans. The Compensation Committee met once during the year ended December 31, 1996 and it took action by unanimous written consent (i) to grant options pursuant to the Directors Plan and the Employee Plan (as such terms are defined below) in connection with the Offering and (ii) with respect to the implementation of the Employee Plan and the Company's Employee Stock Purchase Plan. The Compensation Committee also met in January and April 1997.

     During the year ended December 31, 1996, the Board of Directors held nine meetings. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the period on which he or she served, except for Mr. Penzias.

COMPENSATION OF DIRECTORS

     The Company has entered into an agreement with one of its directors, Arno
A. Penzias, pursuant to which the Company has agreed to compensate Mr. Penzias for his services as a director as follows: (i) an annual fee of $20,000, (ii) a fee of $1,000 for each meeting of the Board of Directors he attends, (iii) an annual fee of $2,000 for each Committee on which he serves (he presently serves on the Audit and Compensation Committees), and
(iv) an annual fee of $3,000 for any committee which he chairs. The Company paid Mr. Penzias a total of $8,500 pursuant to this agreement during the year ended December 31, 1996. In addition, in connection with the Offering, the Company granted Mr. Penzias an option, pursuant to the Directors Plan, to purchase 10,000 shares of Class A Common Stock.

     Other than options granted to them pursuant to the Directors Plan in connection with the Offering described below, none of the other directors received compensation from the Company in 1996 in connection with their service as directors.

1996 DIRECTORS STOCK OPTION PLAN

     The Company has adopted the LCC International, Inc. 1996 Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the "formula" grant of options and authorizes the issuance of up to 60,000 shares of Class A Common Stock and 250,000 shares of Class B Common Stock. The option exercise price for options granted under the Directors Plan is 100% of the fair market value of the underlying shares on the date of the grant of the options. Under the Directors Plan, each director of the Company who is not eligible to hold shares of Class B Common Stock is granted an initial option to purchase 10,000 shares of Class A Common Stock in connection with the Offering or on later commencement of service and may thereafter be granted additional options to purchase shares of Class A Common Stock upon authorization thereof by the Board of Directors. Each Eligible Director who is eligible to hold shares of Class B Common Stock is granted an initial option to purchase 35,000 shares of Class B Common Stock in connection with the Offering or on later commencement of service, and an additional option to purchase 22,500 shares of Class B Common Stock as of each of the next four annual meetings of the stockholders of the Company if the Eligible Director continues to be an Eligible Director. Based on the foregoing, in connection with the Offering, each of Messrs. Ein and Penzias was granted an option to purchase 10,000 shares of Class A Common Stock and each of Dr. Singh and Ms. Singh was granted an option to purchase 35,000 shares of Class B Common Stock.

                                   MANAGEMENT

     The executive officers of the Company, and their respective ages as of April 17, 1997, are as follows:

                     NAME                    AGE                   POSITION
    --------------------------------------   ---    --------------------------------------
    Piyush Sodha..........................   38     President and Chief Executive Officer

    J. Michael Bonin......................   40     Senior Vice President, Hardware

    Richard Hozik.........................   46     Senior Vice President, Chief Financial
                                                    Officer and Treasurer

    Donald R. Rose........................   41     Senior Vice President, Software

    Gerard L. Vincent.....................   42     Senior Vice President, Engineering

    Peter A. Deliso.......................   36     Vice President, Corporate Affairs,
                                                    General Counsel and Secretary

    Frank F. Navarette....................   54     Vice President, Sales and Marketing

    Louis R. Olsen........................   39     Vice President, Program Management

     PIYUSH SODHA.  See "Information as to Nominees" above.

     J. MICHAEL BONIN. J. Michael Bonin has been Senior Vice President, Hardware Products, of the Company since January 1997. From July 1993 until January 1997 he was Vice President, Hardware Products, of the Company. From 1989 until 1993 he was Director of Hardware Products of the Company. Prior to joining the Company in 1989, Mr. Bonin was Vice President and General Manager of T-Line Services, Inc., a digital microwave communications firm in San Francisco, California. Prior thereto, from 1985 to 1987,

Mr. Bonin was principal and founder of a start-up manufacturing division for an international optical laser company in Irvine, California.

     RICHARD HOZIK. Richard Hozik has been Senior Vice President and Chief Financial Officer of the Company since November 1995 and Treasurer since January 1996. From October 1992 to October 1995, Mr. Hozik was employed by the J.E. Robert Companies, a privately held real estate investment and management company, where he held the position of Senior Vice President and Chief Financial Officer. From April 1992 to September 1992, Mr. Hozik was the Managing Partner of Hozik & Associates, a management consulting firm. From March 1982 to March 1992, Mr. Hozik was with GRC International, Inc. (formerly Flow General Inc.) ("GRC"), a publicly traded international technology-based products and services company, where he served as Vice President, Treasurer and Chief Financial Officer of GRC and President and Chief Executive Officer of its Biomedical Group. From 1973 to 1982, Mr. Hozik was with the international public accounting firm of Arthur Andersen LLP.

     DONALD R. ROSE. Donald R. Rose has been the Senior Vice President, Software of the Company since August 1996. From October 1990 until August 1996, Mr. Rose was Senior Vice President, Engineering of the Company, and from 1987 until October 1990, he was Vice President, Engineering of the Company. Before joining the Company, Mr. Rose was Senior Project Engineer of Los Angeles Cellular Telephone Co. and a Senior Engineer of Moffet, Larson & Johnson, P.C., a telecommunications consulting firm.

     GERARD L. VINCENT. Gerard L. Vincent has been Senior Vice President, Engineering of the Company since August 1996. From January 1995 to August 1996, Mr. Vincent was Vice President, Engineering of the Company, and from December 1993 to January 1995, he was Director of Engineering of the Company. Prior to joining the Company, Mr. Vincent was Director, Department of Cellular Engineering of France Telecom, from December 1989 to December 1993.

     PETER A. DELISO. Peter A. Deliso has been the Company's General Counsel since June 1994 and Vice President, Corporate Affairs, and Secretary since January 1996. From late 1989 until January 1994, Mr. Deliso served as Corporate Counsel for Mobile Telecommunication Technologies Corp. ("Mtel") and its various domestic and international subsidiaries. Prior to his employment with Mtel, Mr. Deliso was with the law firm of Garvey, Schubert & Barer specializing in international, corporate and securities law.

     FRANK F. NAVARRETTE. Frank F. Navarrette has been Vice President, Sales and Marketing, of the Company since October 1994 and was Director, Business Development of Telcom Ventures from April 1994 to October 1994. From 1992 to 1994, he was Vice President Mexico-Central America for Motorola. From 1988 to 1992, he was Director Domestic Infrastructure Support-Motorola. From 1986 to 1988, he was OPS Manager for the North-East Corridor-Motorola. Mr. Navarrette was Manager Program Management North-East Corridor-Motorola.

     LOUIS R. OLSEN. Louis R. Olsen has been the Vice President, Program Management of the Company since February 1997. From April 1996 to February 1997, Mr. Olsen was Vice President, Strategic Initiatives for the Company. From November 1995 to April 1996, Mr. Olsen was Assistant Vice President, Engineering for Sprint Spectrum. From April, 1995 to November 1995, Mr. Olsen was Vice President, Engineering of the Company, and from July 1993 to April, 1995 was the Director of Engineering for the Company. From January 1991 to July 1993, he was Manager of Engineering for the Company. Prior to joining the Company in 1989 Mr. Olsen held various positions in the wireless and satellite industries starting in 1978, including Chief Engineer, ATS Mobile Telephone.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid to the Named Executive Officers for the year ended December 31, 1996.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                             ANNUAL COMPENSATION(1)      ------------
                                             -----------------------     COMMON STOCK       ALL OTHER
       NAME AND PRINCIPAL POSITION           SALARY($)   BONUS($)(2)      OPTIONS(3)     COMPENSATION(4)
------------------------------------------   --------    -----------     ------------    ---------------
Piyush Sodha, President and Chief
  Executive Officer.......................   $241,000      $309,000         535,362               --

Richard Hozik, Senior Vice President,
  Chief Financial Officer and Treasurer...   $174,000      $121,000          93,000           $2,000

Donald R. Rose, Senior Vice President,
  Software................................   $166,000      $771,000         757,155           $5,000

Gerard L. Vincent, Senior Vice President,
  Engineering.............................   $175,000      $ 34,000         100,000           $4,000

Frank F. Navarette, Vice President, Sales
  and Marketing...........................   $157,000      $ 40,000          77,500           $3,000

---------------
(1) All amounts are rounded to the nearest $1,000. The amount of perquisites and other personal benefits, securities or other property has been omitted because the applicable amount of such compensation is less than $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2) Includes distributions in 1996 prior to the Offering under the Limited Liability Company's Phantom Membership Plan of approximately $309,000 to Mr. Sodha, $51,000 to Mr. Hozik, $771,000 to Mr. Rose and $5,000 to Mr. Navarette. Rights under this plan were converted into options in connection with the Offering and no further distributions will be made thereunder.

(3) See the Table entitled "Option Grants in Last Fiscal Year" below.

(4) Includes payments by the Company for life insurance (in all cases less than $500 per individual) and contributions to the Company's 401(k) Plan.

\
     Option Grants. The following table contains information with respect to grants of stock options for Class A Common Stock to each of the Named Executive Officers during the year ended December 31, 1996. All such grants are made under the LCC International, Inc. 1996 Employee Stock Option Plan (the "Employee Plan"). There are 3,224,000 shares of Class A Common Stock reserved for issuance under the Employee Plan. In September 1996, the Compensation Committee granted non-incentive options to purchase a total of approximately 2,735,000 shares of Class A Common Stock to 272 employees of the Company and its affiliates, including to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                   --------------------------------------------------------------------------------------------------------------
                                  % OF TOTAL
                                   CLASS A
                                 COMMON STOCK                                                  POTENTIAL REALIZED VALUE AT
                   NUMBER OF      UNDERLYING                                                      ASSUMED ANNUAL RATE OF
                     SHARES        OPTIONS                                                       STOCK PRICE APPRECIATION
                   UNDERLYING     GRANTED TO       MARKET      EXERCISE                              FOR OPTION TERM
                    OPTIONS      EMPLOYEES IN     PRICE ON      PRICE      EXPIRATION    ----------------------------------------
      NAME          GRANTED      FISCAL YEAR     GRANT DATE     ($/SH)        DATE           0%            5%             10%
----------------   ----------    ------------    ----------    --------    ----------    ----------    -----------    -----------
Piyush Sodha....     302,862(1)      11.1%         $16.00       $ 4.00      9/24/2006    $3,634,344    $ 6,681,136    $11,357,320
                      77,500(2)       2.8%         $16.00       $ 9.16      9/24/2006    $  530,000    $ 1,309,750    $ 2,506,350
                      77,500(3)       2.8%         $16.00       $10.84      9/24/2006    $  399,900    $ 1,179,550    $ 2,376,150
                      77,500(4)       2.8%         $16.00       $12.00      9/24/2006    $  310,000    $ 1,088,650    $ 2,286,250

Richard Hozik...      93,000(5)       3.4%         $16.00       $ 4.00      9/24/2006    $1,116,000    $ 2,051,580    $ 3,487,500

Donald R. Rose..     757,155(1)      27.7%         $16.00       $ 4.00      9/24/2006    $9,085,860    $16,702,839    $28,393,312

Gerard L. Vincent     77,500(6)       2.8%         $16.00       $ 9.70      9/24/2006    $  488,250    $ 1,267,900    $ 2,464,500
                      22,500(7)        .8%         $16.00       $16.00      9/24/2006    $        0    $   226,350    $   573,750

Frank F. Navarrete    77,500(6)       2.8%         $16.00       $16.00      9/24/2006    $  488,250    $ 1,267,900    $ 2,464,500

---------------
(1) The option was granted in connection with the Offering and in conjunction with the conversion of outstanding interests under the Limited Liability Company's Phantom Membership Plan, which interests were granted in 1994, and is vested presently as to 80% of the shares and vests as to the remaining 20% on 12/15/97.

(2) The option was granted in connection with the Offering in conjunction with the conversion of outstanding interests under the Limited Liability Company's Employee Option Plan, which interests were granted in March 1996, and is vested presently as to 100% of the shares.

(3) The option was granted in connection with the Offering in conjunction with the conversion of outstanding interests under the Limited Liability Company's Employee Option Plan, which interests were granted in March 1996, and vests as to 100% of the shares on 1/1/98.

(4) The option was granted in connection with the Offering in conjunction with the conversion of outstanding interests under the Limited Liability Company's Employee Option Plan, which interests were granted in March 1996, and vests as to 100% of the shares on 1/1/99.

(5) The option was granted in connection with the Offering and in conjunction with the conversion of outstanding interests under the Limited Liability Company's Phantom Membership Plan, which interests were granted in 1995 and is vested presently as to 20% of the shares and vests as to an additional 20% of the shares on each of January 1, 1998, January 1, 1999, January 1, 2000 and January 1, 2001.

(6) The option was granted in connection with the Offering in conjunction with the conversion of outstanding interests under the Limited Liability Company's Employee Option Plan, which interests were granted in March 1996, and is vested presently as to 20% of the shares and vests as to an additional 20% of the shares on each of March 1, 1998, March 1, 1999, March 1, 2000 and March 1, 2001.

(7) The option was granted in connection with the Offering and vests as to 33 1/3% of the shares on each of September 24, 1997, September 24, 1998 and September 24, 1999.

     Option Exercises and Year-end Values. The following table provides information regarding the value of all unexercised options held at December 31, 1996 by the Named Executive Officers. No Named Executive Officer exercised any stock options during the fiscal year.

                                                          NUMBER OF
                                                      SHARES UNDERLYING              VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                      DECEMBER 31, 1996              DECEMBER 31, 1996(1)
                                                 ----------------------------    ----------------------------
                     NAME                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------------   -----------    -------------    -----------    -------------
Piyush Sodha..................................     242,290         293,072        $3,513,205      $2,699,544
Richard Hozik.................................           0          93,000        $        0      $1,348,500
Donald R. Rose................................     605,724         151,431        $8,728,998      $2,195,750
Gerard L. Vincent.............................           0          77,500        $        0      $  738,250
Frank F. Navarette............................           0          77,500        $        0      $  682,000

---------------
(1) Based on a per share price of $18.50 on December 31, 1996.

EMPLOYMENT AGREEMENTS

     None of the Named Executive Officers has an employment agreement with the Company other than an agreement which is terminable at will.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The 1996 compensation programs described in this Proxy Statement were established by the Members Committee of the Limited Liability Company and were based on (i) published reports of independent consulting firms regarding the base compensation, cash bonus and options paid or granted to executives with comparable titles and responsibilities to the Company's executive officers by companies in the wireless telecommunications industry whose revenues and earnings are comparable to those of the Company and (ii) an analysis of the value of options granted performed by an independent consulting firm engaged by the Company. The option grants listed in the Summary Compensation Table above reflect grants made at the time of the Offering, primarily in conjunction with the conversion of the outstanding interests of the Named Executive Officers in the Limited Liability Company's Phantom Membership and Employee Option Plans, which interests were granted in 1994 and 1995 and March 1996, respectively. In 1996 Mr. Sodha participated in the same executive compensation plans available to the Company's other executive officers and had a base salary of $241,000.

     Starting in January 1997 the Compensation Committee has commenced a review of the compensation programs and levels of compensation of the Company's executive officers, and intends to adopt, during the coming months, policies regarding compensation of such executives comparable to practices of companies in the wireless telecommunications industry.

                                   Respectfully submitted,

                                   COMPENSATION AND STOCK OPTION COMMITTEE

                                   Mark D. Ein
                                   Arno A. Penzias
                                   Rajendra Singh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Rajendra Singh, Chairperson of the Board of Directors and a member of the Compensation Committee, is Chairman of the Members Committees of Telcom Ventures and RF Investors. As of April 22, 1997, RF Investors owned approximately 58.4% of the outstanding Common Stock, Telcom Ventures owned

99% of the outstanding interests in RF Investors and Dr. Singh and members of his family and certain family trusts beneficially owned 75% of the outstanding interests in Telcom Ventures.

  Corporate Opportunity

     Concurrently with the Offering, the Company and Telcom Ventures, RF Investors, Cherrywood, Dr. Rajendra Singh, Neera Singh, certain Singh family trusts (the five immediately foregoing persons and entities being collectively referred to as the "Singh Family Group") and the Carlyle Investors (all of the foregoing, together with their respective successors or members of their immediate family, the "Telcom Ventures Group") entered into an Intercompany Agreement. Under the Intercompany Agreement, Telcom Ventures, RF Investors, Cherrywood and the Singh Family Group have agreed that, until the earlier of (i) the date on which the Telcom Ventures Group no longer possesses voting control of the Company or (ii) the occurrence of certain termination events specified in the 1993 Formation Agreement among the members of the Telcom Ventures Group (the "Formation Agreement"), none of them will, directly or indirectly, participate or engage, other than through the Company, in any of the Company's traditional business activities, defined as (i) the provision of cellular radio frequency engineering and network design services to the wireless telecommunications industry, (ii) the provision of program management services or deployment or construction related consulting services to the wireless telecommunications industry and (iii) the manufacture, sale, license, distribution or servicing of any radio network planning software tools or drive test field measurement and analysis equipment which are used by the Company in connection with the Company services described in the foregoing clauses (i) or (ii). The foregoing prohibition does not apply to services provided to third parties in which any member of the Telcom Ventures Group holds or is considering the acquisition of an investment where the provision of services is incidental to such member's investment or to the ownership by any member of the Telcom Ventures Group of up to 5% of the outstanding securities of any entity as long as no member of the Telcom Ventures Group participates in the management of such entity. Under the Intercompany Agreement, each of the Carlyle Investors (but not its affiliates) has also agreed not to invest in any entity whose primary business is to compete with the Company in its traditional business activities (excluding program management) until the earlier of (i) the date on which such Carlyle Investor no longer owns directly or indirectly, an interest in the Company or (ii) the occurrence of certain termination events specified in the Formation Agreement.

     In consideration of the foregoing agreements of the Telcom Ventures Group, the Company has agreed that, if any opportunity to invest in or acquire a third party the value of which could reasonably be deemed to exceed $1 million (an "Investment Opportunity") is presented to the Company that it wishes to refer to a third party, the Company must give written notice to Telcom Ventures of such Investment Opportunity. Telcom Ventures has five business days following its receipt of the notice to inform the Company of its desire to pursue the Investment Opportunity. If Telcom Ventures does not wish to pursue the Investment Opportunity, or fails to provide timely notice to the Company of its interest, the Company may refer the Investment Opportunity to any third party.

  Advances To and From Telcom Ventures and Related Parties

     Since January 1, 1995, the Limited Liability Company made loans totaling $15.3 million to Telcom Ventures at a variable interest rate of prime plus 3.0%, escalating at 0.25% increments at various intervals over the term of the debt. Prior to the Offering, a total of $16.95 million, representing the amount of such advances, along with accrued interest thereon, was dividended to Telcom Ventures and used to repay the loans.

     Immediately following the Offering, the Company made a loan of $3.5 million to Telcom Ventures from proceeds of the Offering to assist Telcom Ventures in paying certain taxes due in connection with the MCI Note Assumption (as defined below). The loan is repayable over five years, with equal annual principal payments over the term of the loan. Interest accrues at the rate of LIBOR plus 1.75% and is payable annually. The loan constitutes senior indebtedness of Telcom Ventures. Upon the sale by Telcom Ventures or any of its affiliates (defined as each entity controlling, controlled by or under common control with, Telcom Ventures, each natural person that controls Telcom Ventures and each member of Telcom Ventures as of the date of the loan) of shares of Common Stock resulting in Telcom Ventures and such affiliates, in the aggregate, owning less than 25% of the outstanding Common Stock, the Company may declare the loan to be due and payable.

     During 1995, the Company converted outstanding receivables in the amount of $1.4 million owed by Corporacion Mobilcom S.A. de C.V. (d/b/a Tricom), a company in which Dr. Rajendra Singh and members of his family holds an 15.0% indirect interest and of which the Carlyle Investors own through Telcom Ventures approximately 4.5%, into promissory notes. The notes bear interest at approximately 16.5% per annum, payable monthly. The principal amount and all accrued interest, a total of $1.6 million, was paid in September 1996.

  Registration Rights

     Concurrently with the Offering, the Company, RF Investors and MCI entered into a Registration Rights Agreement relating to the Class A Common Stock issuable upon conversion of Class B Common Stock or upon conversion of the outstanding indebtedness of the Company to MCI. Under the Registration Rights Agreement, RF Investors and MCI have certain "demand" rights to require the Company to register their Common Stock for sale and may register shares on a "piggyback" basis in connection with most registered public offerings of securities of the Company.

  Provision of Services and Products to Telcom Ventures and Parties Related Thereto

     The Company provides engineering services and software products to Telcom Ventures and various other companies owned, in part, by Telcom Ventures or its members. Revenues earned during 1996 for such services and products were $2.2 million. Trade accounts receivable from these related parties were $819,000 at December 31, 1996.

     The Company shared office space and office equipment with Telcom Ventures during 1996 and the first quarter of 1997. Prior to the Offering the Limited Liability Company allocated such costs between the Limited Liability Company and Telcom Ventures on a usage basis as it deemed appropriate. From January 1, 1996 through the Offering, the aggregate amount of such cost allocated to Telcom Ventures was approximately $579,000. The amount of such costs owed to the Company is included as part of the loans totaling $16.95 million made by the Company to Telcom Ventures and repaid prior to the Offering. See "-- Advances To and From Telcom Ventures and Related Parties." Concurrently with the Offering, the Company and Telcom Ventures entered into an Overhead and Administrative Services Agreement. Pursuant to the Overhead and Administrative Services Agreement, certain management personnel and other employees of the Company provide certain administrative services, principally related to human resource management functions and, until the first quarter of 1997, to administration of accounts payable and accounts receivable systems and provisions of general office support services, to Telcom Ventures and, until the first quarter of 1997, Telcom Ventures subleased office space from the Company. Telcom Ventures is obligated to pay the Company a monthly fee for such administrative services and office space based on a reasonable estimate of the Company's cost of providing same. While this agreement is not the result of arm's length negotiations, it is designed to reimburse the Company for its costs in providing such services (including costs of personnel), and the Company believes that the terms of such agreements are reasonable. Telcom Ventures paid the Company approximately $115,000 in January 1997 pursuant to the Overhead and Administrative Services Agreement for the period beginning on September 25, 1996 and ending on December 31, 1996.

COMPARATIVE STOCK PERFORMANCE

     The following chart sets forth comparative information regarding the Company's cumulative stockholder return on its Class A Common Stock since its initial public offering completed in September 1996. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative stockholder return based on an investment of $100 at September 25, 1996 when the Company's Class A Common Stock was first traded on the Nasdaq National Market at its closing price of $20.25 is compared to the cumulative total return of the Nasdaq Market Index and an index comprised of publicly traded companies which are principally in the consulting and/or telecommunications products and services business (the "Companies") during that same period. As of December 31, 1996, the Companies that constituted the peer group consisted of: Computer Sciences Corporation, Alternative Resources Corporation, American Management Systems, Incorporated, Computer Horizons Corp., Technology Solutions Company, Ciber, Inc., Allen Telecom Inc. and Gilbert Assoc. Inc.

                 COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN*
 AMONG LCC INTERNATIONAL, INC., THE NASDAQ STOCK MARKET -- US INDEX AND A PEER
                                     GROUP

                                            LCC
        MEASUREMENT PERIOD            INTERNATIONAL,                           NASDAQ STOCK
      (FISCAL YEAR COVERED)                INC.             PEER GROUP         MARKET -- US
9/25/96                                            100                 100                 100
9/96                                                91                 102                 100
10/96                                               73                 102                  99
11/96                                               80                 112                 105
12/96                                               93                 101                 105

      * $100 invested on 9/26/96 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and stockholders of the Company and its associated entities. For a description of certain other transactions, see "Compensation Committee Interlocks."

  The Merger

     The Company was formed in June 1996 for the purpose of effecting an initial public offering of equity interests of the Limited Liability Company. In connection with the Offering, the Limited Liability Company merged with and into the Company. As a result of the Merger, the Company owns all of the assets and rights and is subject to all of the obligations and liabilities of the Limited Liability Company.

     In connection with the Merger, 11,250,751 shares of Class B Common Stock were issued to RF Investors, 85,233 shares of Class B Common Stock were issued to Cherrywood and 28,411 shares of Class A Common Stock were issued to TC Group.

     Pursuant to the Merger, the Company is required to indemnify Telcom Ventures, RF Investors, Cherrywood, the Carlyle Investors and TC Group against any liability for obligations and liabilities associated with the Limited Liability Company's operations. The Company has paid all of the costs of the Limited Liability Company and such entities, including transfer taxes and related fees, in connection with the Merger.

  Share Registrations

     In December 1996 the Company filed a registration statement under the Securities Act of 1933 with respect to the 3,894,000 shares of Common Stock available upon exercise of options under the Employee Plan, the Directors Plan and the Company's Employee Stock Purchase Plan.

  Carlyle Option Designee Stock Options

     The Company has reserved 85,000 shares of Class A Common Stock (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction) for issuance pursuant to options to be granted to a designee of the Carlyle Investors (the "Carlyle Option Designee Stock Options"). The option exercise price for the Carlyle Option Designee Stock Options will be 100% of the fair market value of the Class A Common Stock on the date of grant of the option. TC Group was granted an initial option to purchase 25,000 shares of Class A Common Stock in connection with the Offering and TC Group or one or more other designees of the Carlyle Investors will be granted an additional option to purchase 15,000 shares of Class A Common Stock on each of September 24, 1997, 1998, 1999 and 2000. Options granted will vest immediately. The options will expire no later than the fifth anniversary of the date of grant.

  The Exchangeable Notes, MCI Note Assumption, MCI Conversion

     In June 1994 the Limited Liability Company and Telcom Ventures entered into a Note Purchase Agreement with a then unrelated third party, MCI, which provided for the issuance of a $20 million subordinated note by the Limited Liability Company (the "LCC Note") and of a $30 million subordinated note by Telcom Ventures (the "Telcom Ventures Note") to MCI in return for cash in such amounts.

     The LCC Note and the Telcom Ventures Note (collectively, the "Exchangeable Notes") are both due June 28, 2000 and bear interest at a rate equal to 6.8% per annum, payable semiannually. Immediately prior to the Merger, the Telcom Ventures Note was assumed by the Limited Liability Company (the "MCI Note Assumption"), and the $30 million principal repayment obligation and interest thereon became the sole obligation of the Limited Liability Company and, following the Merger, the sole obligation of the Company.

     Since January 1, 1996, the Company has paid MCI approximately $1.9 million (net of a $497,000 reimbursement from Telcom Ventures) in interest under the Exchangeable Notes. The Company presently intends to exercise its option in August 1997 to cause the Exchangeable Notes to be converted into 2,841,099 shares Class A Common Stock.

  Certain Relationships Between Cherrywood and the Carlyle Investors Affecting the Company

     The RF Investors and Telcom Ventures limited liability company agreements provide that, for as long as the Carlyle Investors collectively own at least 5% of the total membership interests of Telcom Ventures, Telcom Ventures shall vote any and all shares of the Company held by it, and shall cause RF Investors to vote any and all shares held by it, from time to time: (i) to elect as directors of the Company up to two persons recommended by the Carlyle Investors and (ii) not take any of the following actions without the consent of the Carlyle
Investors: (a) approve any amendment to the Certificate of Incorporation or the Bylaws of the Company; (b) approve the incurrence by the Company of any debt (or the granting of security relating to the incurrence of debt) if as a result of such incurrence, the debt to equity ratio of the Company exceeds 6:1, or, if as a result of such debt incurrence, the total outstanding debt of the Company exceeds $50 million plus or minus, as the case may be, the cumulative net income or net losses of the Company after January 1994; (c) approve any new affiliated party transactions in excess of $150,000 or of modifications to existing transactions, subject to certain limited exceptions; (d) approve appointment of independent accountants of the

Company other than one of the "big six" accounting firms; or (e) approve certain events relating to bankruptcy or insolvency of the Company.

     The RF Investors and Telcom Ventures limited liability company agreements provide for various rights of the Carlyle Investors to cause the distribution to the Carlyle Investors of Common Stock held by RF Investors. Following the third anniversary of the closing of the Offering, the Carlyle Investors will have the right to cause the distribution to the Carlyle Investors (by RF Investors and then Telcom Ventures), of up to the Carlyle Investors' indirect proportionate interest in the shares of Common Stock then held by RF Investors which is in excess of 10% of the Common Stock then outstanding (treating Class A Common Stock and Class B Common Stock as a single class of Common Stock for this purpose). The Carlyle Investors' initial indirect proportionate interest in RF Investors is 25%, which interest will be recalculated following any non-proportional distribution to the Carlyle Investors. Following the fifth anniversary of the closing of the Offering, the Carlyle Investors will have the right to cause the distribution to the Carlyle Investors (by RF Investors and then Telcom Ventures), of up to the full amount of the Carlyle Investors' then indirect proportionate interest in the shares of Common Stock, so long as the Common Stock remaining held by RF Investors would leave RF Investors with at least 51% of the voting power of the Common Stock then outstanding. Upon the first distribution to the Carlyle Investors, the Carlyle Investors will have the right to exercise one of the three rights held by RF Investors to demand registration of shares of Common Stock under the Securities Act of 1933. The ability of the Carlyle Investors to require distributions of Class A Common Stock or demand a registration thereof would be subject to a determination by an investment banker reasonably acceptable to RF Investors and the Carlyle Investors that such action would not materially adversely impact the market for the Common Stock.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and certain beneficial holders of common stock to file reports about their ownership of the Company's Class A Common Stock. Based solely on its review of the copies of such reports furnished to the Company by its directors and officers during and with respect to the year 1995, the Company believes that none of its directors and officers failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     The Board of Directors has appointed KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 1997, subject to ratification by stockholders at the Annual Meeting. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG to audit the financial statements of the Company for the fiscal year ending December 31, 1997.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                  DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS
                       TO BE INCLUDED IN PROXY MATERIALS

     Any proposal or proposal intended to be presented by any stockholder at the 1998 Annual Meeting of Stockholders must be received by the Company by December 19, 1997 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and the proxy relating to the 1998 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                          By Order of the Board of Directors

                                          PIYUSH SODHA
                                          President and Chief Executive Officer

Arlington, Virginia
April 29, 1997

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 ACCOMPANIES THIS PROXY STATEMENT.

                                REVOCABLE PROXY

                            LCC INTERNATIONAL, INC.

                  ANNUAL MEETING OF STOCKHOLDERS MAY 20, 1997

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned stockholder hereby appoints Mr. Piyush Sodha and Mr. Richard Hozik, or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 20, 1997 at 10:00 a.m. (eastern daylight time) at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182, and at any adjournments thereof, in respect of all shares of the Class A Common Stock of the Company which the undersigned may be entitled to vote, on the following matters:

            (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                            LCC INTERNATIONAL, INC.
                                  MAY 20, 1997

                        FOR all of the nominees
                        listed at right (except
                           as marked to the      WITHHOLD
                           contrary below).      AUTHORITY
1. Election of the                [ ]                 [ ]      Nominees:   Rajendra Singh
   Board of Directors                                                      Neera Singh
   (fve persons):                                                          Arno A. Penzias
                                                                           Piyush Sodha
                                                                           Mark D. Ein

FOR, except vote withheld from the following nominees:

--------------------------------------------------------------


                                                       FOR    AGAINST   ABSTAIN
2.  Proposal to ratify the appointment of               [ ]      [ ]       [ ]
    KPMG Peat Marwick LLP as the independent
    auditors of the Company for the fiscal
    year ending December 31, 1997;

3. In their discretion, on any other matters that may properly come before the meeting, or any adjournments thereof, in accordance with there commendations of a majority of the Board of Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSAL 2.

        The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated April 29, 1997 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

I PLAN TO ATTEND THE MAY 20, 1997 ANNUAL STOCKHOLDERS MEETING  [ ]

Signature of Stockholder or Authorized Representative                                                     Date:             , 1997
                                                      ---------------------------------------------             ------------

Note: Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary shoudl sign and indicate his or her full title. In the cases of stock ownership in the name of two or more persons, both persons should sign.